SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2005

                                  SBARRO, INC.
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               (Exact Name of Registrant as Specified in Charter)

                                    New York
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                            (State of Incorporation)

              1-8881                                11-2501939
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        (Commission File No.)          (IRS Employer Identification No.)

               401 Broadhollow Road, Melville, New York    11747
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               (Address of Principal Executive Offices) (Zip Code)


                                 (631) 715-4100
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              (Registrant's telephone number, including area code)

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry into a Material Definitive Agreement

      On July 26, 2005, the Company and Peter Beaudrault entered into an Employment Agreement (the "Employment Agreement"). The following summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached to this Report as
Exhibit 99.1 and is incorporated herein by reference.

      Pursuant to the Employment Agreement, Mr. Beaudrault is to serve as the Company's President and Chief Executive Officer for a term commencing effective March 4, 2005 (the date Mr. Beaudrault became President and Chief Executive Officer of the Company) and is to continue until March 4, 2008, unless earlier terminated or extended as provided in the Employment Agreement. Under the Employment Agreement Mr. Beaudrault is to receive base salary at the annual rate of $450,000, subject to increase from time to time in the discretion of the Company's Board of Directors. In addition to his base salary, Mr. Beaudrault is eligible to participate in such annual bonus plans as may be adopted by the Company's Board of Directors for executive officers of the Company, which shall be based upon the Board's determination of the attainment of stated objectives. The annual bonus with respect to the Company's current fiscal year, ending January 1, 2006, is to be pursuant to the Company's Corporate Officer Employee Bonus Plan for 2005 adopted by the Board on April 7, 2005 (see the Company's Current Report on Form 8-K dated (date of earliest event reported): April 7, 2005 for information with respect to that plan). Mr. Beaudrault is also to receive a "Special Incentive Program Bonus" designed to reward him for improvements in the Company's adjusted earnings before interest, taxes, depreciation and amortization, cash and cash items (including marketable securities) and long term debt from the beginning of fiscal 2005 through the time of the termination of Mr. Beaudrault's employment or the end of fiscal 2007, whichever occurs first. The Special Incentive Program Bonus is reduced in the event of early termination of employment and, when earned, is payable, with interest, in twelve equal quarterly installments. Alternatively, Mr. Beaudrault is to receive a Special Event Bonus based on the per share proceeds received by the Company's shareholders in excess of a threshold amount in the event of (i) the consummation of a public offering of the Company's Common Stock, (ii) the sale by the Company or its shareholders of voting securities so that immediately after such sale less than 50% of the voting securities are owned by those who are not shareholders immediately preceding such sale, (iii) the sale of all or substantially all of the assets of the Company, (iv) the liquidation or dissolution of Company, and/or (v) the merger of Company or a subsidiary of Company with another entity whereby the shareholders of Company as of the date immediately preceding the effective date of the merger do not own 50% or more of the outstanding voting power of the resulting entity as of the effective date of the merger.

Item 9.01   Financial Statements and Exhibits.

            (a)   Financial Statements of Businesses Acquired: None

            (b)   Pro Forma Financial Information: None

            (c)   Exhibits:

                  99.1 Employment Agreement, dated July 26, 2005, between the Company and Peter Beaudrault.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  SBARRO, INC.

Date: July 29, 2005               By: /s/ Anthony J. Puglisi
                                      ------------------------------------------
                                      Anthony J. Puglisi,
                                      Vice President - Finance and Chief
                                        Financial Officer